                                                                   Exhibit 21


                        SUBSIDIARIES OF THE REGISTRANT


                                                                         State of Jurisdiction
Subsidiary                                                                 of Incorporation
----------                                                               ---------------------
First Midwest Bank, N.A.                                                         Illinois

Citizens Federal Savings Bank, F.S.B.                                              Iowa

First Midwest Bank/DuPage County (inactive State-chartered bank)                 Illinois

First Midwest Insurance Company                                                  Arizona

First Midwest Trust Company, N.A.                                                Illinois

First Midwest Asset Management Company                                           Delaware

First Midwest Mortgage Corporation                                               Illinois

---------------------------------------------